UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012 (January 16, 2012)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 16, 2012, the Board of Directors of Alcoa Inc. (“Alcoa”), upon recommendation of its Governance and Nominating Committee, increased the size of the Board of Directors from ten to eleven directors and appointed Sir Martin Sorrell, founder and Chief Executive of WPP plc, as a director of Alcoa. Sir Martin Sorrell was appointed to the class of directors whose terms expire at the annual meeting of shareholders in 2014. He was named to the Public Issues Committee of the Board of Directors.

Sir Martin Sorrell will receive compensation for his service on the Board in accordance with the compensation program for non-employee directors described on pages 56-57 of Alcoa’s proxy statement dated March 1, 2011. In addition, Alcoa will enter into an indemnity agreement with him in the form approved in principle by Alcoa shareholders and which Alcoa has entered into with each of its directors to supplement the indemnification coverage provided by Alcoa’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law. (See Form of Indemnity Agreement between Alcoa and individual directors or officers, incorporated by reference to exhibit 10(j) to Alcoa’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.)

A copy of Alcoa’s press release announcing the appointment of Sir Martin Sorrell is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Donna Dabney
Name:	Donna Dabney
Title:	Vice President, Secretary and Corporate Governance Counsel

Date: January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated January 18, 2012.

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